EXHIBIT 3

Land and Buildings Announces Release of 'Restore MGM' Video	May 06, 2015
Land and Buildings Comments on MGM Resorts Earnings Call	May 04, 2015
Land and Buildings Comments on Statement from Tracinda Corporation	May 01, 2015